Exhibit 99.1

ENVIRONMENTAL AND WASTE SERVICES FINANCIAL LEADER TOD C. HOLMES

APPOINTED TO NUVERRA BOARD OF DIRECTORS

SCOTTSDALE, Ariz. (August 11, 2014) – Nuverra Environmental Solutions (NYSE: NES), a leading provider of integrated environmental solutions to energy and industrial end markets, announced today that its Board of Directors has appointed Tod C. Holmes, former Executive Vice President and Chief Financial Officer of Republic Services, Inc., to serve as an independent director of the Company and a member of the Board’s Audit Committee

“Tod will be an invaluable asset to our Board,” said Chairman and Chief Executive Officer Mark D. Johnsrud. “His knowledge and voice are well-respected throughout the environmental services industry. His experience growing companies, coupled with his background in the energy sector, makes him a great fit for Nuverra. We look forward to Tod’s contributions as we continue to position our Company for growth and success.”

The appointment of Mr. Holmes fills a vacancy created by the resignation of Mr. Kevin L. Spence, who has served on the Board since 2010. The size of the eight-member Board will remain unchanged. “We thank Kevin very much for his service to Nuverra and wish him the best in his new business ventures,” Mr. Johnsrud said.

Mr. Holmes’ appointment as a Class 3 director will remain in effect until the 2016 annual meeting of stockholders, at which time his continued service will be subject to shareholder approval.

About Tod C. Holmes

Mr. Holmes is an accomplished business and financial leader with 39 years of experience leading companies in environmental services, waste, recycling and geophysical services. Prior to joining the Nuverra Board, Mr. Holmes was a senior executive with Republic Services, Inc. (NYSE: RSG) (“Republic Services”), serving in the positions of Executive Vice President and Chief Financial Officer from 2008 to 2013 and, prior thereto, as Senior Vice President and Chief Financial Officer since 1998. Republic Services is a Fortune 300 company focused on environmental services, including the collection, recycling, processing, and disposal of solid waste in the United States. Prior to Mr. Holmes being named Senior Vice President and Chief Financial Officer of Republic Services in 1998, he served as Vice President of Finance for the Solid Waste Group of Republic Industries (now AutoNation). Prior to joining Republic Industries, Mr. Holmes held management and executive-level positions with numerous companies, including Browning Ferris Industries, Inc., Compagnie Generale de Geophysique, and KPMG. At KPMG, Mr. Holmes managed audits of public companies in the exploration and production, drilling and energy services industry. Mr. Holmes holds a Bachelor of Science degree in Economics and a Masters of Business Administration degree, with an emphasis in Finance and Accounting, from the University of Denver.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “confident,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of growth, revenues, business activity, adjusted EBITDA, pipeline and solids treatment initiatives, and landfill and treatment facility activities, as well as statements regarding possible divestitures, timing of such divestitures, acquisitions, financings, business growth and expansion opportunities, availability of capital, ability to access capital markets, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated, including risks that such transactions may fail to close due to unsatisfied closing conditions; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; low oil and or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production among shale areas in which we operate and/or into shale areas in which we currently do not have operations; control of costs and expenses; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Form 10-Q for the three months ended June 30, 2014, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov and the Company’s web site at http://www.nuverra.com. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Nuverra Environmental Solutions, Inc.

Liz Merritt, 602-903-7802

VP-Investor Relations & Communications

ir@nuverra.com